EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

 PRINCIPAL FINANCIAL OFFICER

 OF EASON EDUCATION KINGDOM HOLDINGS, INC.

In connection with the accompanying Annual Report on Form 10-K of Eason Education Kingdom Holdings, Inc. for the year ended December 31, 2016, the undersigned, Cheng Kin Ning, Chief Financial Officer of Eason Education Kingdom Holdings, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Eason Education Kingdom Holdings, Inc.

Date: March 30, 2017	By:	/s/ Cheng Kin Ning
Cheng Kin Ning
President (principal accounting officer and principal financial officer)